UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

May 23, 2018

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the close of business on March 12, 2018, the record date of the Annual Meeting, the Company had 625 shares of Class B-1 common stock issued and outstanding. The holders of a total of 216 shares of Class B-1 shares were present at the adjournment of the Annual Meeting held on May 23, 2018, either in person or by proxy, which total constituted approximately 35% of the issued and outstanding shares on the record date for the Annual Meeting.

The results of the Class B-1 proposals are as follows:

1.	The election of three Class B-1 Directors to serve until 2019 from a slate of three nominees (the nominees in bold were elected by the Class B-1 shareholders):

Name	Votes For	Votes Against	Abstentions
Jeffrey M. Bernacchi	176	8	32
Gedon Hertshten	169	8	33
William W. Hobert	160	10	46

2.	The election of five members of the Class B-1 Nominating Committee to serve until 2019 from a slate of ten nominees (the nominees in bold were elected by the Class B-1 shareholders):

Name	Votes For	Votes Against	Abstentions
Thomas A. Bentley	96	16	89
Bradley S. Glass	87	13	103
Joseph H. Gressel	87	15	101
Mark S. Kobilca	67	20	116
Gary T. Lark	66	19	117
W. Winifred (Fred) Moore II	75	22	106
William L. Polovin	35	28	139
James V. Sauter	30	27	143
Michael J. Small	44	29	128
Michael G. Sundermeier	32	26	142

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: May 24, 2018	By:	/s/ Kathleen M. Cronin
	Name:	Kathleen M. Cronin
	Title:	Senior Managing Director, General Counsel and Corporate Secretary